Exhibit 10.2

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between eXp Realty, LLC, a Washington limited liability company, (the “Employer”) on behalf of itself, its parents, subsidiaries, and other corporate affiliates and each of their respective present and former employees, officers, directors, owners, shareholders, and agents (collectively referred to as the “Company”), and Shoeb Ansari (the “Employee”) (the Company and the Employee are collectively referred to as the “Parties”) as of March 20, 2024 (the “Execution Date”).

The Employee’s last day of employment with the Employer is March 20, 2024 (the “Separation Date”). After the Separation Date, the Employee will not represent himself as being an employee, officer, attorney, agent (other than real estate agent, if applicable), or representative of the Company for any purpose. Except as otherwise set forth in this Agreement, the Separation Date was the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Company, including coverage under any benefit plans or programs sponsored by the Company, as of the Separation Date.

1.Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee:

(a)has not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency;

(b)has been properly paid for all hours worked for the Company; has received all commissions, bonuses, and other compensation due to the Employee, with the exception of the Employee’s final payroll check(s) through and including the Separation Date, which will be paid on the next regularly scheduled payroll date for the pay period including the Separation Date, unless required to be paid sooner under applicable state law; and

(c)has not engaged in any unlawful conduct relating to the business of the Company.

If any of these statements is not true, the Employee cannot sign this Agreement and must notify the Company immediately in writing of the statements that are not true. This notice will not automatically disqualify the Employee from receiving these benefits, but will require the Company’s further review and consideration.

2.Separation Benefits. In consideration for the Employee’s execution of, non-revocation of, and compliance with this Agreement, including the Employee’s waiver and release of claims in Section 5 below, the Company agrees to provide the following benefits to which the Employee is not otherwise entitled:

(a)Severance Payment.  A lump sum payment equal to twelve (12) months of Employee’s current annualized salary plus all bonus amounts for which Employee would be eligible to receive in the twelve (12) months following the Separation Date, less all relevant taxes and other withholdings, which shall be paid not later than the next regularly scheduled payroll date following the Separation Date. For clarity, Employee will receive 100% of any bonus payment to which he would normally be eligible to receive during the twelve (12) months following the Separation Date.

Notwithstanding the foregoing, no payment shall be made or begin before the Effective Date of this Agreement.  The Effective Date of this Agreement shall be the eighth (8th) day after Employee signs and does not revoke as provided for in Section 5 below.

(b)COBRA. If Employee timely and properly elects COBRA, Company will pay Employee’s COBRA premiums for up to twelve (12) months. Company will cease paying premiums (i) after twelve (12) months following Separation Date or (ii) if Employee becomes covered under another employer’s health plan. After the twelve (12) months, Employee is fully responsible for paying premiums required to continue COBRA through the expiration of the maximum COBRA continuation coverage period for which Employee is eligible under federal law.

(c)Placement Services. Company shall provide Employee with placement services for a period of up to four (4) months from the Separation Date.

(d)Employment Confirmation Provided Upon Request. With the Employee’s signed request, the Company will provide the Employee, a prospective employer, or both with written confirmation of the Employee’s employment with the Company, including the Employee’s dates of employment and job title as of the Separation Date.

(e)Company Provided Equipment & Hardware. Subject to applicable Company technology security practices as determined by the Company, the Employee shall be entitled to keep any hardware issued by the Company, including laptops, computers, screens, keyboards, mouses, telephones, mobile phones, and hand-held electronic devices, except that Employee warrants and represents that he/she will return any other Company property, including identification cards or badges, access codes or devices, keys, credit cards, electronically stored documents or files, and physical files,  in the Employee’s possession within twenty-one (21) calendar days of the Separation Date.

The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement and the general release contained herein. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Company to provide these or other benefits to any individuals other than the Employee.

3.Benefits.  If enrolled in Company benefits, Employee’s health benefits will cease on the last day of the month in which the Separation Date occurs, subject to Employee’s right to continue his/her health insurance under COBRA, as set forth below.  Employee’s participation in all other benefits and incidents of employment cease on the Separation Date.

(a)COBRA.  In accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Employee will be entitled to participate in the Company’s group health insurance plan after the cessation of his/her employment if actively enrolled in eligible plans as of Employee’s Separation Date. It will be the Employee’s choice to elect COBRA coverage, and payments of COBRA premiums to the appropriate provider will be Employee’s responsibility. The Company’s Human Resources Department will timely provide the Employee with all appropriate COBRA forms.

4.Reimbursements.  The Company shall reimburse the Employee for all reasonable business expenses incurred by the Employee prior to the Separation Date, provided that all such requests for reimbursement are submitted to the Company not later than fourteen (14) days following the Separation Date. Such expenses shall be reimbursed to the Employee in accordance with the Company’s Accounts Payable processing schedules.

5.Release.

(a)Employee’s General Release and Waiver of Claims.

In exchange for the consideration provided in this Agreement, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including the Employer’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective officers, directors, employees, shareholders, trustees, partners and other related persons or entities, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, from the beginning of time through the date of the Employee’s execution of this Agreement (collectively, “Claims”), including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had, or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

(i)any and all claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act (with respect to existing but not prospective claims), the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act (with respect to unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Uniform Services

Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, all state and local laws that may be legally waived, including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;

(ii)any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

(iii)any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress;

(iv)any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs, and disbursements; and

(v)any state or local law applicable to employment, any applicable county ordinance; all common law claims (including any breach of any contract, express or implied, wrongful discharge). In releasing the directors, officers, employees, representatives, and agents of the Company, Employee is releasing each of them in their individual capacities as well as in their official capacities with the Company.

However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to any filed charge or administrative complaint; and (B) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation; (C) indemnification rights the Employee has against the Employer; (D) any right to file an unfair labor practice charge under the National Labor Relations Act or Employee’s rights under a collective bargaining agreement without processes; and (E) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

If the Employee applies for unemployment benefits, the Company will respond truthfully, completely, and timely to any inquiries by the applicable state unemployment insurance agency or department of labor concerning the termination of Employee’s employment.

(b)Specific Release of ADEA Claims

In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee’s execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:

(i)the Employee has read this Agreement in its entirety and understands all of its terms;

(ii)by this Agreement, the Employee has been advised in writing of the right to consult with an attorney of the Employee’s choosing before executing this Agreement;

(iii)the Employee knowingly, freely, and voluntarily assents to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

(iv)the Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

(v)the Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period;

(vi)the Employee understands that the Employee has seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to the Company, 2219 Rimland Drive, Suite 301, Bellingham, WA 98226 before the end of this seven-day period; and

(vii)the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement.

6.Post-Termination Obligations and Restrictive Covenants.

(a)Acknowledgment

The Employee understands and acknowledges that by virtue of the Employee’s employment with the Company, the Employee had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Company, and benefitted from the Company’s goodwill. The Employee understands and acknowledges that the Company invested significant time and expense in developing the Confidential Information and goodwill.

The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Company’s legitimate business interests in its Confidential Information and goodwill. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if the Employee violates the restrictive covenants below.

(b)Confidential Information

The Employee understands and acknowledges that during the course of employment with the Company, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Company and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties (“Confidential Information”). The Employee further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by the Employee might cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information other than the Employee’s own payroll information, staffing information other than the Employee’s own staffing information, personnel information other than the Employee’s own personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, buyer lists, and other such examples of confidential information of the Company or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Employee in confidence.

The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Employee understands and agrees that Confidential Information developed by the Employee in the course of the Employee’s employment by the Employer is subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf.

(c)Disclosure and Use Restrictions

(i)Employee Covenants. The Employee agrees and covenants:

(A)to treat all Confidential Information as strictly confidential;

(B)not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company and only after execution of a confidentiality agreement by the third party with whom Confidential Information will be shared or with the prior consent of an authorized officer acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent);

(C)not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as allowed by applicable law, or with the prior written consent of an authorized officer acting on behalf of the Company (and then, such disclosure shall be made only within the limits and to the extent of such law, duties or consent); and

(D)to comply with Company’s Insider Trading Policy provided to you upon your initial hiring. In accordance with this policy, you agree not to trade Company stock while in possession of Confidential Information. Further, you will not “tip” others in their contemplation of Company stock transactions while in possession of Confidential Information, including mental impressions and notes thereof. You hereby acknowledge that you are aware that any such trading made while in the possession of Confidential Information violates United States securities laws and that any such violations subject you to significant financial and criminal penalties.

The Employee understands and acknowledges that the Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue during and after the Employee’s employment by the Employer until the Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee’s behalf.

(ii)Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Employee shall promptly provide written notice of any such order to an authorized officer of the Company.

Nothing in this Agreement prohibits or restricts the Employee (or Employee’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization, or any other federal or state regulatory authority regarding this Agreement or its underlying facts or circumstances or a possible securities law violation.

Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Employee from discussing the terms and conditions of his/her employment with co-workers or union representatives/exercising protected rights under Section 7 of the National Labor Relations Act/exercising protected rights to the extent that such rights cannot be waived by agreement, or otherwise disclosing information as permitted by law.

(iii)Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(A)The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(B)If the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the Company’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

(d)Non-Solicitation of Employees

The Employee understands and acknowledges that the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. The Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company for the remainder of the Employee’s employment with the Company and for the term of 12 months, to run consecutively, beginning on the Separation Date.

(e)Non-Solicitation of Customers

The Employee understands and acknowledges that the Company has expended and continues to expend significant time and expense in developing real estate agent and customer relationships, real estate agent and customer information, and goodwill, and that because of the Employee’s experience with and relationship to the Company, the Employee has had access to and learned about much or all of the Company’s real estate agent and customer information (individually and collectively “Customer Information”). Customer Information includes, but is not limited to, names, phone numbers, addresses, email addresses, transaction history, transaction preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the real estate agent or customer and relevant to sales and services.

The Employee understands and acknowledges that loss of any of these real estate agents and/or customer relationships or goodwill will cause significant and irreparable harm to the Company.

The Employee agrees and covenants, during the next 12 months, to run consecutively, beginning on the Separation Date, not to directly or indirectly solicit or attempt to solicit, contact (including but not limited to communications using email, regular mail, express mail, telephone, fax, instant message, social media, or any other oral, written, or electronic transmission), attempt to contact, or meet with the Company’s current, former, or prospective real estate agents or customers for purposes of offering or accepting brokerage services, goods or services similar to or competitive with those offered by the Company.

This restriction shall only apply to:

(i)real estate agents and/or customers or prospective customers the Employee contacted in any way during the 12 months before the Separation Date;

(ii)real estate agents and/or customers about whom the Employee has trade secret or Confidential Information; or

(iii)real estate agents and/or customers about whom the Employee has information that is not available publicly; or

(iv)real estate agents and/or customers who became customers during the Employee’s employment with the Company.

For clarity, nothing in this section shall prevent Employee from entering into or continuing an independent contractor relationship with Company as a real estate agent using Company as his brokerage, nor from conducting the usual business of a real estate agent with other real estate agents associated with Company.

7.Non-Disparagement. The Employee and the Company each agree and covenant that neither the Employee nor the Company shall at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or maliciously false, or disparaging remarks, comments, or statements concerning the other Party or its businesses, or any of its employees, officers, or directors and its/their existing and prospective customers, suppliers, investors, and other associated third parties, now or in the future. As this Section 7 pertains to the Company, Employee acknowledges that the Company cannot feasibly control what every employee may publish or communicate and that this Section 7 shall restrict the speech and communications of only those official publications and communications of the Company and those statements of its Officers and Board of Directors made in any public forum.

This Section does not in any way restrict or impede the Employee from exercising protected rights, including rights under the National Labor Relations Act (NLRA) or the federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

8.Confidentiality of Agreement. The Employee agrees and covenants that the Employee shall not disclose any of the negotiations of, terms of, or amount paid under this

Agreement to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to the Employee’s spouse or domestic partner, attorney, tax advisors, or as may be required by law.

This Section does not in any way restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

9.Indemnification. Company shall indemnify Employee to the fullest extent permitted by the laws of the State of Washington for Employee’s lawful actions during his employment with Company and taken in his capacity as an employee of Company.

10.Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief.

If the Employee fails to comply with any of the terms of this Agreement or post-termination obligations contained in it, or if the Employee revokes the ADEA release contained in Section 4 within the seven-day revocation period, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to the Employee under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.

The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

11.Successors and Assigns.

(a)Assignment by the Company

The Company may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Company and its successors and assigns.

(b)No Assignment by the Employee

The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.

12.Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Employee’s employment by Company, whether sounding contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of Washington (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the State of Washington, County of Whatcom. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in these venues.

13.Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Company and Employee relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Employee’s confidentiality, non-compete, and any other surviving agreements or contractual obligations with Company. Employee’s confidentiality, non-compete, and any other surviving agreements or contractual obligations shall remain in full force and effect.

14.Expiration of Offer. The offer of this Agreement shall expire automatically sixty (60) days following the date first received by Employee (the “Expiration Date”) unless first accepted or declined by Employee.

15.Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by the duly authorized representative of the Company. No waiver by either Party of any breach by the other party of any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

16.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held to be unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement instead of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law.

The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it.

17.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

18.Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

19.No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Company of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation. The Company specifically disclaims and denies any wrongdoing or liability to Employee.

20.Notices. All notices under this Agreement must be given in writing by personal delivery/regular mail/receipted email/electronic mail at the addresses indicated in this Agreement or any other address designated in writing by either party. When providing written notice to the Company, the Employee must provide a copy to the Company’s General Counsel at the address below.

Notice to the Company:

Attention: Legal Department

eXp Realty, LLC

2219 Rimland Dr, Suite 301

Bellingham, WA 98226

Notice to the Employee:

Shoeb Ansari

21.Tolling. If the Employee violates any of the post-termination obligations in this Agreement, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.

22.Attorneys’ Fees and Costs. If the Employee breaches any terms of this Agreement or the post-termination obligations articulated or referenced in it, to the extent authorized by Washington law, the Employee will be responsible for payment of all reasonable attorneys’ fees and costs that Company incurred in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

23.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), or an exemption under Section 409A, and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

24.Notice of Post-Termination Obligations. When the Employee’s employment with the Employer terminates, the Employee agrees to notify any subsequent employer of the restrictive covenants contained or referenced in this Agreement. In addition, the Employee authorizes the Company to provide a copy of the restrictive covenants contained or referenced in this Agreement to third parties, including but not limited to, the Employee’s subsequent, anticipated, or possible future employer.

25.Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

eXp REALTY, LLC
By: /s/ Glenn Sanford Name: Glenn Sanford Title: Chief Executive Officer
EMPLOYEE
Signature: /s/ Shoeb Ansari Name: Shoeb Ansari